THE OPEN WINDOW MOVIE, LLC
SUBSCRIPTION AGREEMENT

The Open Window Movie, LLC

19500 Crystal Ct.

Harrah, Oklahoma 73045

Attention: David Greene

Ladies and Gentlemen:

The undersigned (the “Subscriber”) hereby tenders this Subscription Agreement (this “Subscription Agreement”) to The Open Window Movie, LLC, an Oklahoma limited liability company (the “Company”), on the following terms and conditions:

1.Subscription.  The Subscriber hereby subscribes (the “Subscription”) to purchase the number of Preferred Company units (the “Units”) set forth above.  Each Unit is being offered at the purchase price of $1,000.00 per Unit and is subject to the terms of the Operating Agreement of the Company, dated effective as of January 1, 2016, as amended (the “Agreement”).

2.Payment of Purchase Price; Delivery of Document.  The Subscriber understands that the execution of this Subscription Agreement constitutes an offer to subscribe for the number of Units set forth above, on the terms and conditions specified herein.

3.Representations and Warranties of Subscriber.  To induce the Company to accept this Subscription, the Subscriber hereby represents and warrants as follows:

(a)The Subscriber has received the Company’s Operating Agreement and Offering Circular related to the Company (collectively, the “Confidential Memorandum”) and the Agreement (including all exhibits thereto) and has read each carefully and is fully familiar with the contents thereof.

(b)The Subscriber confirms that no representations have been made to the Subscriber other than those contained in the Confidential Memorandum and the Agreement or as contained in any documents or answers to questions so furnished in writing to the Subscriber by the Company and that the Subscriber has not relied upon any representation or warranty not contained therein in making this Subscription.

(c)All information that the Subscriber has provided to the Company concerning the Subscriber and the Subscriber’s financial position is correct and complete as of the date set forth below, and if there should be any material change in such information prior to the closing of the transactions contemplated hereunder, the Subscriber will immediately provide such information to the Company.

(d)The Subscriber confirms that, in making the decision to subscribe to the Units, the Subscriber has relied upon an independent investigation made by the Subscriber or its representatives, including the Subscriber’s own professional and tax advisors.

(e)The Subscriber has the ability to bear the economic risk of this investment and can afford a complete loss of the Subscriber’s investment in the Company.

(f)The Subscriber understands this subscription is conducted under Regulation A (17CFR 230.251 et. Seq.) Tier I.

(g)The Subscriber is purchasing the Units for investment purposes only, for the Subscriber’s own account and not with a view to, or for sale in connection with, the distribution thereof.

TOW Subscription Agreement                                   Attachment C                                                             Page 1

(h)The Subscriber is familiar with the nature of, and risks attendant to, investments in the Units and has determined that the purchase of the Units is consistent with the Subscriber’s investment objectives.

(i)The Subscriber has been advised and understands that an investment in the Units is illiquid and involves a high degree of risk.

(j)The Subscriber has no reason to anticipate any change in the Subscriber’s circumstances, financial or otherwise, which may cause or require any sale or distribution by the Subscriber of all or any part of the Units herein subscribed for.

(k)The Subscriber confirms that all documents, records and books pertaining to the Subscription have been made available to the Subscriber and its representatives, if any, and the Subscriber also confirms that the Subscriber and its representatives, if any, have been given an opportunity to make any further inquiries of the Company or its representatives that the Subscriber or its representatives desire to make.

(l)If the Subscriber is a partnership, a corporation, a trust or other entity, the person executing this Subscription Agreement has the full power and authority to execute and deliver this Subscription Agreement on behalf of the Subscriber, and that the Subscriber has full power and authority to execute and deliver this Subscription Agreement.

(m)The Subscriber, if an individual, is a bona-fide resident of the State set forth in his address below and agrees that, if his principal residence is changed prior to purchase of the Units, he will promptly notify the Company, and if the change is to a State in which offers and/or sales of Units in the manner contemplated by the Company is prohibited by applicable law, that any offer to sell the Units to him prior to notification of the change shall be deemed retracted and he shall no longer be entitled to purchase Units pursuant to such offer.

(n)The Subscriber is aware of and understands the following:

(i)No federal or state agency has made a finding or determination as to the fairness for investment or any recommendation or endorsement of the Units; and

(ii)There are substantial restrictions on the transferability of the Units; the Units will not be, and investors in the Company have no right to require that the Units be, registered for resale under the Securities Act of 1933, as amended; there will be no public market for the Units and the Subscriber may have to hold the Units, and the economic risk of this investment, indefinitely and it may not be possible for the Subscriber to liquidate his investment in the Company.

(o)The securities law matters set forth below are applicable to this Offering:

THE SECURITIES DESCRIBED HEREIN ARE NOT REGISTERED FOR SALE TO THE PUBLIC UNDER THE SECURITIES ACT OF 1933, AS AMENDED, NOR ARE THE SECURITIES REGISTERED UNDER THE SECURITIES REGULATION LAWS OF ANY STATE AS A PUBLIC OFFERING AND THE CONFIDENTIAL MEMORANDUM HAS NOT BEEN REVIEWED BY EITHER THE SECURITIES AND EXCHANGE COMMISSION OR THE STATE SECURITIES COMMISSIONER OF ANY STATE.

(p)This Subscription may be accepted or rejected in whole or in part by the Company in its sole and absolute discretion.

IF THIS SUBSCRIPTION IS ACCEPTED, THE SUBSCRIBER AGREES THAT THE REPRESENTATIONS AND WARRANTIES OF THE SUBSCRIBER SET FORTH IN THIS PARAGRAPH AND ELSEWHERE IN THIS SUBSCRIPTION AGREEMENT SHALL SURVIVE THE COMPANY’S ACCEPTANCE OF THIS SUBSCRIPTION.

TOW Subscription Agreement                                   Attachment C                                                             Page 2

4.Indemnification.  The Subscriber hereby agrees to indemnify and hold harmless the Company and each of its officers, members and directors, from and against any and all loss, damage, liability, cost or expense (including, without limitation, reasonable attorney’s fees) due to or arising out of a breach of any representation or warranty of the Subscriber contained in this Subscription Agreement.

5.Irrevocable by Subscriber; Acceptance by the Company.  The Subscriber agrees that if this Subscription is accepted, the Subscriber shall execute any and all further documents necessary in connection therewith.

6.Assignment or Transfer.  The Subscriber agrees not to transfer or assign this Subscription Agreement or any interest of the Subscriber herein.

7.Binding Effect.  This Subscription Agreement and the representations and warranties contained herein shall be binding upon the heirs, executors, administrators, and other successors of the undersigned and this Subscription Agreement shall inure to the benefit of and be enforceable by the Company.  If there is more than one signatory hereto, the obligations, representations, warranties and agreements of the undersigned are made jointly and severally.

8.Governing Law.  This Subscription Agreement shall be construed in accordance with and governed by the laws of the State of Oklahoma.

9.Capitalized Terms.  Capitalized terms not otherwise defined in this Subscription Agreement shall have the same meaning as in the Agreement.

10.Entire Agreement.  This Subscription Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and may be amended only by a writing executed by all of the parties.  In the event that any provision of this Subscription Agreement is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform to such statute or rule of law.  Any provision hereof which may prove invalid or unenforceable under any statute or rule of law shall not affect the validity or enforceability of any other provision hereof.

[EXECUTION PAGE FOLLOWING]

SUBSCRIBER INFORMATION

(Please Print)

Number of Units subscribed and to be paid for at subscription (Capital Contribution):  _________($_________)

Checks should be payable to:  THE OPEN WINDOW MOVIE, LLC.

The amount of the Check should equal the amount of the capital subscription (number of Units subscribed times $1,000.00 per Unit, with a minimum purchase of 1 unit).

Name of Subscriber:  _______________

Tax I.D. Number of Subscriber: _____________

Address of Subscriber:

Street:    ____________

City:    ______________State/Zip:  __________________

Telephone Number:  _____________Fax Number:  _______________

The Subscriber is:

☐ (a)  a bank as defined in Section 3(a)(2) of the Securities Act, or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act, whether acting for its own account or in a fiduciary capacity; any broker or dealer registered pursuant to Section 15 of the Securities and Exchange Act of 1934; any insurance company as defined in Section 2(13) of the Securities Act; any investment company registered under the Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of that Act; any Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958; any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions for the benefit of its employees, if such plan has total assets in excess of $5,000,000; any employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 if the  investment decision is made by a plan fiduciary as defined in Section 3(21) of that Act, which is either a bank, savings and loan association, insurance company or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors; or

☐ (b) a private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940; or

☐ (c) any organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the Units and which has assets in excess of $5,000,000; or

☐ (d) a trust, which at the time of purchase of the Units has net assets in excess of $5,000,000 and which was not formed for the specific purpose of acquiring the Units, and whose purchase is directed by a person with sufficient knowledge and experience in financial and business matters to make him or her capable of evaluating the merits and risks of an investment in the Units; or

☐ (e) an entity in which all of the equity owners are “accredited investors” under any of (a) through (d) above, if such owners are entities, or under (f) or (g) below, if such owners are individuals; or

☐ (f)  a natural person whose individual net worth (or joint net worth with spouse) will exceed 10% of the aggregate purchase price; or

☐ (g) a natural person who has had, during each of the past two years, an individual income in excess of 10% of the aggregate purchase price; or

☐ (h) none of the above.

IN WITNESS WHEREOF, the undersigned has executed this Subscription Agreement, on the date set forth below.

Date:  ______________, 2010__________________________

(Name of Subscriber)

 By: ________________________

Acceptance of Subscription

The foregoing subscription is accepted by the undersigned as of the date set forth below.

Date:  ______________, 2010

THE OPEN WINDOW MOVIE, LLC

By: DAVID GREENE, its Manager

By:

Name:  David Greene

Title:    Manager